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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report: September 19, 2002



                             FLEXXTECH CORPORATION
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             (Exact name of registrant as specified in its charter)

                                     Nevada
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                 (State or other jurisdiction of incorporation)


      000-25499                                           88-0390360
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(Commission File Number)                       (IRS Employer Identification No.)

             5777 W. Century Blvd., Suite 767, Los Angeles, CA 90045
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               (Address of principal executive offices) (Zip Code)

                                 (310) 342-0770
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              (Registrant's telephone number, including area code)


                         Infinite Technology Corporation
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                           (Registrant's Former name)

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

Our wholly-owned subsidiary, Primavera Corporation, sold 100% of the shares of its wholly-owned subsidiary, North Texas Circuit Board Company (NTCB) of Grand Prairie, Texas, to BC Electronics, Incorporated. All closing documents were completed and the transaction was consummated on September 13, 2002.

NTCB was the only operating business of our Company.  NTCB.

North Texas Circuit Board Company ("Circuit Board" or "NTCB") was originally incorporated in Texas in March of 1979 and from inception has been in the business of the manufacture of electronic circuit boards to spec for military, government and commercial applications. Primavera acquired 100% of NTCB from family interests in May of 2000. Flexxtech acquired 67% of Primavera in August of 2000, 13% in November of 2000, and 20% in July of 2001, bringing its total ownership to 100% of Primavera in July of 2001.

After our acquisition of NTCB, it continued to operate at a substantial loss, despite reductions in employees and other cost cuts.

NTCB exhausted a $500,000 bank line and was forced to borrow in excess of $1,700,000 in short term money from a private lender on terms which granted a security interest in all of its assets to the private lender. The private lender was BC Electronics, Incorporated.

By August 20, 2002, NTCB was in default on aggregate secured debt in excess of $2,250,000, debt and BJ Electronics, Incorporated was threatening to foreclose on all NTCB assets. Flexxtech management determined it could no longer support this continuing loss, that Flexxtech and its subsidiaries did not have the capital resources to forestall a foreclosure of NTCB assets, and that the resources of Flexxtech were better expended in areas with better prospects for business profit.

As a result, Flexxtech management entered into arms' length negotiations with BC Electronics, Incorporated which resulted in the sale of all of the NTCB stock to the creditor, in exchange for cancellation of the NTCB debt.

As part of this negotiation, we were able to retain a 10% prospective interest in future NTCB after tax profits over the next five years, if the purchaser is able to successfully turn the NTCB business around and NTCB realizes net after tax profits. However, any such distribution is to be reduced by the costs of settlement of all accrued NTCB liabilities existing at June 19, 2002, which are incurred by the purchaser. We are uncertain as to whether this continuing interest will have any significant value in the future.

The private lender turned purchaser, BC Electronics Incorporated, is a Texas corporation which has no relationship to NTCB, Primavera Corporation, Flexxtech or its or their officers, directors or principal shareholders.

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A copy of the Share Purchase Agreement which sets out the terms of this sale is attached as an Exhibit hereto and by this reference incorporated herein.



ITEM 6.     CHANGE OF DIRECTORS AND EXECUTIVE OFFICERS

We have a change in our Directors of the Company. The following officers and directors of Flexxtech and its subsidiaries resigned from all posts held, to pursue other interest and to make room for additional officers and directors to be appointed:

         Khahn Tran, David Pimentel, Chris Beshlian, of Flexxtech Corporation; Hector Escamellia and Ed Fearon of Primavera Corporation;
         Linette Malloy and Ed Fearon of NTCB;
         Greg Mardock became the sole director and officer of Primavera Corporation and President of NTCB prior to the NTCB and BC Electronics transaction.

On September 16, 2002, Michael Cummings, the CEO and President of Paradigm Corporation, a small privately held corporation, became a director of Flexxtech Corporation.

Mr. Cummings, age 39, began serving as President of Paradigm in 2002. Paradigm is in the business of installing hard wire cable networks in large and small installations for computer networks, telephone networks, and similar installations. He had previously served as the President of Network Installation Corp from 1996 to 2001, a company operating in the same business.


EXHIBITS

EX-2.1            SHARE PURCHASE AGREEMENT


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                             By /s/ Greg Mardock
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                                                Greg Mardock,
                                                President


     Date: October 16, 2002


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